Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2018 Financial Results

JACKSON, Miss. – January 23, 2019 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $36.7 million in the fourth quarter of 2018, which represented diluted earnings per share of $0.55. Diluted earnings per share in the fourth quarter of 2018 increased 1.9% from the prior quarter and 14.6% when compared to the fourth quarter of 2017 excluding non-routine items.

For the full year, Trustmark’s net income totaled $149.6 million, which represented diluted earnings per share of $2.21.  This compares to reported diluted earnings per share in 2017 of $1.56, or $1.92 excluding non-routine items.  Diluted earnings per share in 2018 increased 41.7% from reported EPS in 2017 and 15.1% when compared to earnings per share excluding non-routine items. Trustmark’s net income in 2018 produced a return on average tangible equity of 12.86% and a return on average assets of 1.11%.

Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2019, to shareholders of record on March 1, 2019.

2018 Highlights

•	Loans held for investment increased $265.9 million, or 3.1%, during the year
•	Credit quality remained solid; nonperforming assets declined 13.1%
•	Deposits increased $786.9 million, or 7.4%
•	Revenue excluding acquired loans totaled $587.1 million, an increase of 3.4%
•	Core noninterest expense totaled $408.2 million, up 2.2%

Gerard R. Host, President and CEO, stated, “During 2018, we continued to focus on strategic initiatives of profitably growing each of our financial services businesses, optimizing our balance sheet, deploying capital through share repurchases and maintaining disciplined expense management. As we look forward in 2019, we will continue to provide the financial services and advice our customers have come to expect.  We remain committed to managing the franchise for the long term, supporting investments to promote profitable revenue growth, realigning delivery channels to support changing customer preferences, as well as reengineering and efficiency opportunities that enhance long-term shareholder value.”

Balance Sheet Management

•	Continued balance sheet optimization program as maturing investment securities were replaced in part by organic loan growth
•	Repurchased $54.5 million of common stock in fourth quarter

Loans held for investment totaled $8.8 billion at December 31, 2018, an increase of 1.0% from the prior quarter and 3.1% from the same period one year earlier. During the quarter, growth in other real estate secured loans ($90.1 million), state and political subdivision loans ($44.6 million), construction, land development and other land loans ($25.1 million) and residential mortgage loans ($24.5 million) was offset in part by declines in commercial and industrial loans ($27.2 million) and loans secured by nonfarm, nonresidential properties ($73.4 million).

Acquired loans totaled $106.9 million at December 31, 2018, down $25.7 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $8.9 billion at December 31, 2018, up 0.7% from the prior quarter and 1.3% from the prior year.

Deposits totaled $11.4 billion at December 31, 2018, an increase of $407.5 million, or 3.7%, from the previous quarter and $786.9 million, or 7.4%, year-over-year.  Both the linked quarter and year-over-year increase reflects growth in personal and public fund balances.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the fourth quarter, Trustmark repurchased approximately $54.5 million, or 1.8 million shares of its common stock.  At December 31, 2018, Trustmark had $36.9 million in remaining authority under its existing stock repurchase program, which expires March 31, 2019.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At December 31, 2018, Trustmark’s tangible equity to tangible assets ratio was 9.31%, while its total risk-based capital ratio was 13.07%.  Tangible book value per share was $18.24 at December 31, 2018, up 5.1% year-over-year.

Credit Quality

•	Allowance for loan losses represented 350.77% of nonperforming loans, excluding specifically reviewed impaired loans
•	Nonperforming assets declined $8.0 million in the fourth quarter and $14.5 million year-over-year

Nonperforming loans totaled $61.6 million at December 31, 2018, down 9.2% from the prior quarter and 8.8% year-over-year.  Other real estate totaled $34.7 million, reflecting a 5.0% linked-quarter decrease and a 19.8% year-over-year reduction.  Collectively, nonperforming assets totaled $96.3 million, reflecting linked-quarter and year-over-year decreases of 7.7% and 13.1%, respectively.

Allocation of Trustmark's $79.3 million allowance for loan losses represented 0.99% of commercial loans and 0.57% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.90% at December 31, 2018.  This represents a level management considers commensurate with the inherent risk in the loan portfolio.  In aggregate, the allowance for both held for investment and acquired loan losses represented 0.90% of total loans held for investment and acquired loans.

Net charge-offs totaled $11.8 million in the fourth quarter resulting from resolution of two specific problem credits which were fully provisioned in prior periods.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Net interest income (FTE) excluding acquired loans in 2018 totaled $415.1 million, up 3.0% from the prior year

•	Noninterest income in 2018 totaled $184.8 million, representing 31.5% of total revenue excluding acquired loans

Revenue in the fourth quarter totaled $148.7 million, down 3.5% from the prior quarter, reflecting higher interest expense as well as a seasonal reduction in noninterest income.  Net interest income (FTE) in the fourth quarter totaled $108.4 million, resulting in a net interest margin of 3.56%.  Compared to the prior quarter, net interest income (FTE) decreased $1.7 million, as growth in total interest income was more than offset by increased total interest expense.  During the fourth quarter of 2018, the yield on acquired loans totaled 9.89% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 3.52% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin (FTE) for the fourth quarter of 2018 remained stable at 3.50%  when compared to the third quarter of 2018, as growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix were offset by higher costs of interest-bearing deposits. Net interest income (FTE) in 2018 totaled $432.2 million, resulting in a net interest margin (FTE) of 3.54%; excluding acquired loans, the net interest margin (FTE) was 3.46%.

Noninterest income totaled $43.6 million in the fourth quarter, down from the prior quarter primarily because of seasonally lower insurance commissions and reduced mortgage banking revenue.  In the fourth quarter, bank card and other fees totaled $7.8 million, an increase of 3.9% from the prior quarter, while service charges on deposit accounts totaled $11.1 million, up 0.4% from the prior quarter.  Other income, net increased $546 thousand linked quarter, primarily due to an increase in other miscellaneous income.

Insurance revenue in the fourth quarter totaled $9.6 million, reflecting a seasonal decrease of 11.2% from the prior quarter and an increase of 8.5% compared to one year earlier.  Insurance revenue in 2018 totaled $40.5 million, up $2.3 million, or 6.0%, relative to the prior year.  The solid performance in 2018 reflects increased business development efforts and initiatives that supported enhanced productivity.

Wealth management revenue totaled $7.5 million in the fourth quarter, a decrease of 3.7% when compared to the prior quarter and 2.8% from levels one year earlier.  The decrease is primarily attributable to lower trust and investment management revenue.  Wealth management revenue in 2018 totaled $30.3 million, in-line with the prior year.  Trustmark remained focused on servicing clients and realigned processes to enhance productivity.

Mortgage banking revenue in the fourth quarter totaled $5.7 million, down $2.9 million from the prior quarter.  The linked-quarter decrease reflects a decline in the fair value of loans held for sale, reduced secondary marketing gains, and negative mortgage servicing hedge ineffectiveness.  Mortgage loan production in the fourth quarter totaled $303.7 million, a seasonal decrease of 23.7% from the prior quarter and a 10.0% decrease year-over-year, primarily due to lower refinancing activity and higher interest rates.

In 2018, mortgage banking revenue totaled $34.7 million, up 16.0% from the prior year, reflecting increased secondary marketing gains, positive mortgage servicing hedge ineffectiveness and increased mortgage servicing income.  Mortgage loan production totaled $1.4 billion in 2018, up 3.4% from the prior year despite an extremely competitive third party origination environment.

Noninterest Expense

•	Total noninterest expense decreased 1.2% from the prior quarter
•	Effective Corporate tax rate in 2018 was 12.96%

Diligent expense management continues to be a priority for Trustmark.  Core noninterest expense, which excludes other real estate expense ($61 thousand) and intangible amortization ($1.3 million), totaled $102.6 million in the fourth quarter, a decrease of $181 thousand on a comparable basis from the prior quarter and an increase of $1.8 million from the prior year.

Salaries and benefits totaled $58.7 million in the fourth quarter, down 3.5% linked quarter primarily due to a seasonal decline in insurance commissions.  Services and fees increased 9.2% from the prior quarter, reflecting higher spending on outside services and fees, data processing and advertising.  Other real estate expense totaled $61 thousand during the fourth quarter, representing a 94.8% decrease compared to the prior quarter. Other expense totaled $12.3 million in the fourth quarter, an increase of 4.8% from the prior quarter primarily due to increased miscellaneous fees.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Thursday, January 24, 2019, at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, February 7, 2019, in archived format at the same web address or by calling (877) 344-7529, passcode 10127330.

Trustmark Corporation is a financial services company providing banking and financial solutions through 196 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.  Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Federal Reserve Board to reduce the size of its balance sheet, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2018	9/30/2018	12/31/2017	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,847,421	$1,937,807	$2,247,247	$(90,386)	-4.7%	$(399,826)	-17.8%
Securities AFS-nontaxable	38,821	41,889	61,691	(3,068)	-7.3%	(22,870)	-37.1%
Securities HTM-taxable	893,186	933,294	1,045,723	(40,108)	-4.3%	(152,537)	-14.6%
Securities HTM-nontaxable	29,143	29,183	32,781	(40)	-0.1%	(3,638)	-11.1%
Total securities	2,808,571	2,942,173	3,387,442	(133,602)	-4.5%	(578,871)	-17.1%
Loans (including loans held for sale)	8,933,501	8,907,588	8,686,916	25,913	0.3%	246,585	2.8%
Acquired loans	127,747	147,811	273,918	(20,064)	-13.6%	(146,171)	-53.4%
Fed funds sold and rev repos	843	477	1,724	366	76.7%	(881)	-51.1%
Other earning assets	200,282	189,471	80,218	10,811	5.7%	120,064	n/m
Total earning assets	12,070,944	12,187,520	12,430,218	(116,576)	-1.0%	(359,274)	-2.9%
Allowance for loan losses	(85,842)	(86,496)	(86,704)	654	0.8%	862	1.0%
Cash and due from banks	339,605	330,949	315,586	8,656	2.6%	24,019	7.6%
Other assets	1,023,226	1,035,327	1,192,464	(12,101)	-1.2%	(169,238)	-14.2%
Total assets	$13,347,933	$13,467,300	$13,851,564	$(119,367)	-0.9%	$(503,631)	-3.6%

Interest-bearing demand deposits	$2,722,841	$2,602,658	$2,244,625	$120,183	4.6%	$478,216	21.3%
Savings deposits	3,565,682	3,722,533	3,291,407	(156,851)	-4.2%	274,275	8.3%
Time deposits	1,892,983	1,851,866	1,756,576	41,117	2.2%	136,407	7.8%
Total interest-bearing deposits	8,181,506	8,177,057	7,292,608	4,449	0.1%	888,898	12.2%
Fed funds purchased and repos	340,094	347,489	475,850	(7,395)	-2.1%	(135,756)	-28.5%
Short-term borrowings	89,364	186,293	1,276,543	(96,929)	-52.0%	(1,187,179)	-93.0%
Long-term FHLB advances	888	903	954	(15)	-1.7%	(66)	-6.9%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,673,708	8,773,598	9,107,811	(99,890)	-1.1%	(434,103)	-4.8%
Noninterest-bearing deposits	2,862,161	2,894,061	2,994,292	(31,900)	-1.1%	(132,131)	-4.4%
Other liabilities	216,932	202,053	169,828	14,879	7.4%	47,104	27.7%
Total liabilities	11,752,801	11,869,712	12,271,931	(116,911)	-1.0%	(519,130)	-4.2%
Shareholders' equity	1,595,132	1,597,588	1,579,633	(2,456)	-0.2%	15,499	1.0%
Total liabilities and equity	$13,347,933	$13,467,300	$13,851,564	$(119,367)	-0.9%	$(503,631)	-3.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2018	9/30/2018	12/31/2017	$ Change	% Change	$ Change	% Change
Cash and due from banks	$349,561	$432,471	$335,768	$(82,910)	-19.2%	$13,793	4.1%
Fed funds sold and rev repos	830	1,000	615	(170)	-17.0%	215	35.0%
Securities available for sale	1,811,813	1,864,633	2,238,635	(52,820)	-2.8%	(426,822)	-19.1%
Securities held to maturity	909,643	943,883	1,056,486	(34,240)	-3.6%	(146,843)	-13.9%
Loans held for sale (LHFS)	153,799	182,664	180,512	(28,865)	-15.8%	(26,713)	-14.8%
Loans held for investment (LHFI)	8,835,868	8,747,030	8,569,967	88,838	1.0%	265,901	3.1%
Allowance for loan losses, LHFI	(79,290)	(88,874)	(76,733)	9,584	10.8%	(2,557)	-3.3%
Net LHFI	8,756,578	8,658,156	8,493,234	98,422	1.1%	263,344	3.1%
Acquired loans	106,932	132,615	261,517	(25,683)	-19.4%	(154,585)	-59.1%
Allowance for loan losses, acquired loans	(1,231)	(1,714)	(4,079)	483	28.2%	2,848	69.8%
Net acquired loans	105,701	130,901	257,438	(25,200)	-19.3%	(151,737)	-58.9%
Net LHFI and acquired loans	8,862,279	8,789,057	8,750,672	73,222	0.8%	111,607	1.3%
Premises and equipment, net	178,668	178,739	179,339	(71)	0.0%	(671)	-0.4%
Mortgage servicing rights	95,596	101,374	84,269	(5,778)	-5.7%	11,327	13.4%
Goodwill	379,627	379,627	379,627	—	0.0%	—	0.0%
Identifiable intangible assets	11,112	12,391	16,360	(1,279)	-10.3%	(5,248)	-32.1%
Other real estate	34,668	36,475	43,228	(1,807)	-5.0%	(8,560)	-19.8%
Other assets	498,864	517,498	532,442	(18,634)	-3.6%	(33,578)	-6.3%
Total assets	$13,286,460	$13,439,812	$13,797,953	$(153,352)	-1.1%	$(511,493)	-3.7%

Deposits:
Noninterest-bearing	$2,937,594	$2,786,539	$2,978,074	$151,055	5.4%	$(40,480)	-1.4%
Interest-bearing	8,426,817	8,170,371	7,599,438	256,446	3.1%	827,379	10.9%
Total deposits	11,364,411	10,956,910	10,577,512	407,501	3.7%	786,899	7.4%
Fed funds purchased and repos	50,471	486,865	469,827	(436,394)	-89.6%	(419,356)	-89.3%
Short-term borrowings	79,006	190,023	971,049	(111,017)	-58.4%	(892,043)	-91.9%
Long-term FHLB advances	879	896	946	(17)	-1.9%	(67)	-7.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	138,384	143,658	145,062	(5,274)	-3.7%	(6,678)	-4.6%
Total liabilities	11,695,007	11,840,208	12,226,252	(145,201)	-1.2%	(531,245)	-4.3%
Common stock	13,717	14,089	14,115	(372)	-2.6%	(398)	-2.8%
Capital surplus	309,545	362,868	369,124	(53,323)	-14.7%	(59,579)	-16.1%
Retained earnings	1,323,870	1,302,593	1,228,187	21,277	1.6%	95,683	7.8%
Accum other comprehensive loss, net of tax	(55,679)	(79,946)	(39,725)	24,267	30.4%	(15,954)	40.2%
Total shareholders' equity	1,591,453	1,599,604	1,571,701	(8,151)	-0.5%	19,752	1.3%
Total liabilities and equity	$13,286,460	$13,439,812	$13,797,953	$(153,352)	-1.1%	$(511,493)	-3.7%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2018	9/30/2018	12/31/2017	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$107,709	$105,993	$95,816	$1,716	1.6%	$11,893	12.4%
Interest and fees on acquired loans	3,183	4,033	6,401	(850)	-21.1%	(3,218)	-50.3%
Interest on securities-taxable	15,496	16,186	18,327	(690)	-4.3%	(2,831)	-15.4%
Interest on securities-tax exempt-FTE	617	656	1,035	(39)	-5.9%	(418)	-40.4%
Interest on fed funds sold and rev repos	4	3	7	1	33.3%	(3)	-42.9%
Other interest income	1,158	1,050	473	108	10.3%	685	n/m
Total interest income-FTE	128,167	127,921	122,059	246	0.2%	6,108	5.0%
Interest on deposits	17,334	14,972	7,284	2,362	15.8%	10,050	n/m
Interest on fed funds pch and repos	1,528	1,348	1,116	180	13.4%	412	36.9%
Other interest expense	894	1,467	4,555	(573)	-39.1%	(3,661)	-80.4%
Total interest expense	19,756	17,787	12,955	1,969	11.1%	6,801	52.5%
Net interest income-FTE	108,411	110,134	109,104	(1,723)	-1.6%	(693)	-0.6%
Provision for loan losses, LHFI	2,192	8,673	5,739	(6,481)	-74.7%	(3,547)	-61.8%
Provision for loan losses, acquired loans	(247)	(467)	(1,573)	220	47.1%	1,326	84.3%
Net interest income after provision-FTE	106,466	101,928	104,938	4,538	4.5%	1,528	1.5%
Service charges on deposit accounts	11,123	11,075	11,193	48	0.4%	(70)	-0.6%
Bank card and other fees	7,750	7,459	7,266	291	3.9%	484	6.7%
Mortgage banking, net	5,716	8,647	6,284	(2,931)	-33.9%	(568)	-9.0%
Insurance commissions	9,562	10,765	8,813	(1,203)	-11.2%	749	8.5%
Wealth management	7,504	7,789	7,723	(285)	-3.7%	(219)	-2.8%
Other, net	1,904	1,358	2,681	546	40.2%	(777)	-29.0%
Nonint inc-excl sec gains (losses), net	43,559	47,093	43,960	(3,534)	-7.5%	(401)	-0.9%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	43,559	47,093	43,960	(3,534)	-7.5%	(401)	-0.9%
Salaries and employee benefits	58,736	60,847	58,820	(2,111)	-3.5%	(84)	-0.1%
Defined benefit plan termination	—	—	—	—	n/m	—	n/m
Services and fees	17,910	16,404	15,419	1,506	9.2%	2,491	16.2%
Net occupancy-premises	6,741	6,910	6,617	(169)	-2.4%	124	1.9%
Equipment expense	6,329	6,200	5,996	129	2.1%	333	5.6%
Other real estate expense, net	61	1,168	666	(1,107)	-94.8%	(605)	-90.8%
FDIC assessment expense	1,897	1,999	2,868	(102)	-5.1%	(971)	-33.9%
Other expense	12,253	11,695	12,565	558	4.8%	(312)	-2.5%
Total noninterest expense	103,927	105,223	102,951	(1,296)	-1.2%	976	0.9%
Income before income taxes and tax eq adj	46,098	43,798	45,947	2,300	5.3%	151	0.3%
Tax equivalent adjustment	3,231	3,151	5,060	80	2.5%	(1,829)	-36.1%
Income before income taxes	42,867	40,647	40,887	2,220	5.5%	1,980	4.8%
Income taxes	6,179	4,394	25,119	1,785	40.6%	(18,940)	-75.4%
Net income	$36,688	$36,253	$15,768	$435	1.2%	$20,920	n/m

Per share data
Earnings per share - basic	$0.55	$0.54	$0.23	$0.01	1.9%	$0.32	n/m

Earnings per share - diluted	$0.55	$0.54	$0.23	$0.01	1.9%	$0.32	n/m

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	66,839,504	67,621,345	67,742,792

Diluted	67,028,978	67,796,346	67,938,986

Period end shares outstanding	65,834,395	67,621,369	67,746,094

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2018	9/30/2018	12/31/2017	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$3,361	$3,953	$3,083	$(592)	-15.0%	$278	9.0%
Florida	1,175	1,180	3,034	(5)	-0.4%	(1,859)	-61.3%
Mississippi (2)	44,331	41,351	49,129	2,980	7.2%	(4,798)	-9.8%
Tennessee (3)	8,696	13,195	4,436	(4,499)	-34.1%	4,260	96.0%
Texas	4,061	8,157	7,893	(4,096)	-50.2%	(3,832)	-48.5%
Total nonaccrual loans	61,624	67,836	67,575	(6,212)	-9.2%	(5,951)	-8.8%
Other real estate
Alabama	6,873	7,526	11,714	(653)	-8.7%	(4,841)	-41.3%
Florida	8,771	8,931	13,937	(160)	-1.8%	(5,166)	-37.1%
Mississippi (2)	17,255	18,191	14,260	(936)	-5.1%	2,995	21.0%
Tennessee (3)	1,025	1,083	2,535	(58)	-5.4%	(1,510)	-59.6%
Texas	744	744	782	—	0.0%	(38)	-4.9%
Total other real estate	34,668	36,475	43,228	(1,807)	-5.0%	(8,560)	-19.8%
Total nonperforming assets	$96,292	$104,311	$110,803	$(8,019)	-7.7%	$(14,511)	-13.1%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$856	$726	$2,171	$130	17.9%	$(1,315)	-60.6%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$37,384	$34,115	$35,544	$3,269	9.6%	$1,840	5.2%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	12/31/2018	9/30/2018	12/31/2017	$ Change	% Change	$ Change	% Change
Beginning Balance	$88,874	$83,566	$80,332	$5,308	6.4%	$8,542	10.6%
Transfers (4)	—	772	—	(772)	-100.0%	—	n/m
Provision for loan losses	2,192	8,673	5,739	(6,481)	-74.7%	(3,547)	-61.8%
Charge-offs	(16,509)	(7,017)	(12,075)	(9,492)	n/m	(4,434)	-36.7%
Recoveries	4,733	2,880	2,737	1,853	64.3%	1,996	72.9%
Net (charge-offs) recoveries	(11,776)	(4,137)	(9,338)	(7,639)	n/m	(2,438)	-26.1%
Ending Balance	$79,290	$88,874	$76,733	$(9,584)	-10.8%	$2,557	3.3%

PROVISION FOR LOAN LOSSES (1)
Alabama	$(346)	$593	$559	$(939)	n/m	$(905)	n/m
Florida	(160)	(431)	(1,235)	271	62.9%	1,075	87.0%
Mississippi (2)	(3,594)	(1,630)	2,779	(1,964)	n/m	(6,373)	n/m
Tennessee (3)	3,039	8,100	(439)	(5,061)	-62.5%	3,478	n/m
Texas	3,253	2,041	4,075	1,212	59.4%	(822)	-20.2%
Total provision for loan losses	$2,192	$8,673	$5,739	$(6,481)	-74.7%	$(3,547)	-61.8%

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$203	$198	$196	$5	2.5%	$7	3.6%
Florida	(238)	(586)	(946)	348	59.4%	708	74.8%
Mississippi (2)	(1,873)	4,677	5,574	(6,550)	n/m	(7,447)	n/m
Tennessee (3)	7,875	(96)	79	7,971	n/m	7,796	n/m
Texas	5,809	(56)	4,435	5,865	n/m	1,374	31.0%
Total net charge-offs (recoveries)	$11,776	$4,137	$9,338	$7,639	n/m	$2,438	26.1%

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4) - The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to

        LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Securities AFS-taxable	$1,847,421	$1,937,807	$2,038,759	$2,141,144	$2,247,247	$1,990,332	$2,296,070
Securities AFS-nontaxable	38,821	41,889	50,035	57,972	61,691	47,112	73,373
Securities HTM-taxable	893,186	933,294	972,571	1,005,721	1,045,723	950,836	1,091,108
Securities HTM-nontaxable	29,143	29,183	30,337	32,734	32,781	30,336	32,874
Total securities	2,808,571	2,942,173	3,091,702	3,237,571	3,387,442	3,018,616	3,493,425
Loans (including loans held for sale)	8,933,501	8,907,588	8,707,466	8,636,967	8,686,916	8,797,498	8,412,673
Acquired loans	127,747	147,811	202,140	243,152	273,918	179,808	284,898
Fed funds sold and rev repos	843	477	1,063	478	1,724	716	2,229
Other earning assets	200,282	189,471	186,224	213,985	80,218	197,431	80,468
Total earning assets	12,070,944	12,187,520	12,188,595	12,332,153	12,430,218	12,194,069	12,273,693
Allowance for loan losses	(85,842)	(86,496)	(86,315)	(82,304)	(86,704)	(85,252)	(84,708)
Cash and due from banks	339,605	330,949	319,075	336,642	315,586	331,574	311,642
Other assets	1,023,226	1,035,327	1,042,156	1,030,738	1,192,464	1,032,846	1,215,019
Total assets	$13,347,933	$13,467,300	$13,463,511	$13,617,229	$13,851,564	$13,473,237	$13,715,646

Interest-bearing demand deposits	$2,722,841	$2,602,658	$2,439,777	$2,404,428	$2,244,625	$2,543,463	$2,114,475
Savings deposits	3,565,682	3,722,533	3,860,096	3,737,507	3,291,407	3,720,987	3,308,027
Time deposits	1,892,983	1,851,866	1,798,855	1,748,645	1,756,576	1,823,562	1,730,569
Total interest-bearing deposits	8,181,506	8,177,057	8,098,728	7,890,580	7,292,608	8,088,012	7,153,071
Fed funds purchased and repos	340,094	347,489	352,256	277,877	475,850	329,649	512,085
Short-term borrowings	89,364	186,293	248,932	751,219	1,276,543	316,775	1,138,353
Long-term FHLB advances	888	903	921	938	954	912	97,561
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,673,708	8,773,598	8,762,693	8,982,470	9,107,811	8,797,204	8,962,926
Noninterest-bearing deposits	2,862,161	2,894,061	2,930,726	2,881,374	2,994,292	2,892,033	3,028,982
Other liabilities	216,932	202,053	188,186	180,871	169,828	197,123	162,854
Total liabilities	11,752,801	11,869,712	11,881,605	12,044,715	12,271,931	11,886,360	12,154,762
Shareholders' equity	1,595,132	1,597,588	1,581,906	1,572,514	1,579,633	1,586,877	1,560,884
Total liabilities and equity	$13,347,933	$13,467,300	$13,463,511	$13,617,229	$13,851,564	$13,473,237	$13,715,646

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Cash and due from banks	$349,561	$432,471	$387,119	$315,276	$335,768
Fed funds sold and rev repos	830	1,000	—	112	615
Securities available for sale	1,811,813	1,864,633	1,974,675	2,097,497	2,238,635
Securities held to maturity	909,643	943,883	985,845	1,023,975	1,056,486
Loans held for sale (LHFS)	153,799	182,664	196,217	163,882	180,512
Loans held for investment (LHFI)	8,835,868	8,747,030	8,678,983	8,513,985	8,569,967
Allowance for loan losses, LHFI	(79,290)	(88,874)	(83,566)	(81,235)	(76,733)
Net LHFI	8,756,578	8,658,156	8,595,417	8,432,750	8,493,234
Acquired loans	106,932	132,615	173,107	215,476	261,517
Allowance for loan losses, acquired loans	(1,231)	(1,714)	(3,046)	(4,294)	(4,079)
Net acquired loans	105,701	130,901	170,061	211,182	257,438
Net LHFI and acquired loans	8,862,279	8,789,057	8,765,478	8,643,932	8,750,672
Premises and equipment, net	178,668	178,739	177,686	178,584	179,339
Mortgage servicing rights	95,596	101,374	97,411	94,850	84,269
Goodwill	379,627	379,627	379,627	379,627	379,627
Identifiable intangible assets	11,112	12,391	13,677	14,963	16,360
Other real estate	34,668	36,475	39,667	39,554	43,228
Other assets	498,864	517,498	507,863	511,187	532,442
Total assets	$13,286,460	$13,439,812	$13,525,265	$13,463,439	$13,797,953

Deposits:
Noninterest-bearing	$2,937,594	$2,786,539	$2,958,354	$3,004,442	$2,978,074
Interest-bearing	8,426,817	8,170,371	8,114,081	7,971,359	7,599,438
Total deposits	11,364,411	10,956,910	11,072,435	10,975,801	10,577,512
Fed funds purchased and repos	50,471	486,865	477,891	274,833	469,827
Short-term borrowings	79,006	190,023	186,647	442,689	971,049
Long-term FHLB advances	879	896	913	929	946
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	138,384	143,658	141,451	137,194	145,062
Total liabilities	11,695,007	11,840,208	11,941,193	11,893,302	12,226,252
Common stock	13,717	14,089	14,089	14,121	14,115
Capital surplus	309,545	362,868	361,715	366,021	369,124
Retained earnings	1,323,870	1,302,593	1,282,007	1,257,881	1,228,187
Accum other comprehensive loss, net of tax	(55,679)	(79,946)	(73,739)	(67,886)	(39,725)
Total shareholders' equity	1,591,453	1,599,604	1,584,072	1,570,137	1,571,701
Total liabilities and equity	$13,286,460	$13,439,812	$13,525,265	$13,463,439	$13,797,953

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Interest and fees on LHFS & LHFI-FTE	$107,709	$105,993	$99,761	$94,712	$95,816	$408,175	$362,795
Interest and fees on acquired loans	3,183	4,033	5,022	4,877	6,401	17,115	24,478
Interest on securities-taxable	15,496	16,186	16,894	17,506	18,327	66,082	76,192
Interest on securities-tax exempt-FTE	617	656	733	824	1,035	2,830	4,617
Interest on fed funds sold and rev repos	4	3	5	2	7	14	33
Other interest income	1,158	1,050	1,054	934	473	4,196	1,466
Total interest income-FTE	128,167	127,921	123,469	118,855	122,059	498,412	469,581
Interest on deposits	17,334	14,972	12,139	9,491	7,284	53,936	22,717
Interest on fed funds pch and repos	1,528	1,348	1,250	662	1,116	4,788	4,152
Other interest expense	894	1,467	1,713	3,394	4,555	7,468	15,376
Total interest expense	19,756	17,787	15,102	13,547	12,955	66,192	42,245
Net interest income-FTE	108,411	110,134	108,367	105,308	109,104	432,220	427,336
Provision for loan losses, LHFI	2,192	8,673	3,167	3,961	5,739	17,993	15,094
Provision for loan losses, acquired loans	(247)	(467)	(441)	150	(1,573)	(1,005)	(7,395)
Net interest income after provision-FTE	106,466	101,928	105,641	101,197	104,938	415,232	419,637
Service charges on deposit accounts	11,123	11,075	10,647	10,857	11,193	43,702	44,003
Bank card and other fees	7,750	7,459	7,070	6,626	7,266	28,905	28,286
Mortgage banking, net	5,716	8,647	9,046	11,265	6,284	34,674	29,902
Insurance commissions	9,562	10,765	10,735	9,419	8,813	40,481	38,168
Wealth management	7,504	7,789	7,478	7,567	7,723	30,338	30,340
Other, net	1,904	1,358	2,415	1,059	2,681	6,736	13,949
Nonint inc-excl sec gains (losses), net	43,559	47,093	47,391	46,793	43,960	184,836	184,648
Security gains (losses), net	—	—	—	—	—	—	15
Total noninterest income	43,559	47,093	47,391	46,793	43,960	184,836	184,663
Salaries and employee benefits	58,736	60,847	59,975	58,475	58,820	238,033	229,265
Defined benefit plan termination	—	—	—	—	—	—	17,644
Services and fees	17,910	16,404	16,322	15,746	15,419	66,382	60,893
Net occupancy-premises	6,741	6,910	6,550	6,502	6,617	26,703	25,767
Equipment expense	6,329	6,200	6,202	6,099	5,996	24,830	24,453
Other real estate expense, net	61	1,168	(93)	866	666	2,002	3,672
FDIC assessment expense	1,897	1,999	2,538	2,995	2,868	9,429	11,010
Other expense	12,253	11,695	12,306	11,782	12,565	48,036	57,465
Total noninterest expense	103,927	105,223	103,800	102,465	102,951	415,415	430,169
Income before income taxes and tax eq adj	46,098	43,798	49,232	45,525	45,947	184,653	174,131
Tax equivalent adjustment	3,231	3,151	3,203	3,215	5,060	12,800	19,786
Income before income taxes	42,867	40,647	46,029	42,310	40,887	171,853	154,345
Income taxes	6,179	4,394	6,216	5,480	25,119	22,269	48,715
Net income	$36,688	$36,253	$39,813	$36,830	$15,768	$149,584	$105,630

Per share data
Earnings per share - basic	$0.55	$0.54	$0.59	$0.54	$0.23	$2.22	$1.56

Earnings per share - diluted	$0.55	$0.54	$0.59	$0.54	$0.23	$2.21	$1.56

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	66,839,504	67,621,345	67,758,097	67,809,234	67,742,792	67,504,701	67,727,219

Diluted	67,028,978	67,796,346	67,907,267	67,960,583	67,938,986	67,658,984	67,886,805

Period end shares outstanding	65,834,395	67,621,369	67,621,111	67,775,068	67,746,094	65,834,395	67,746,094

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Nonaccrual loans
Alabama	$3,361	$3,953	$3,685	$3,121	$3,083
Florida	1,175	1,180	2,978	2,116	3,034
Mississippi (2)	44,331	41,351	39,006	48,600	49,129
Tennessee (3)	8,696	13,195	5,338	5,530	4,436
Texas	4,061	8,157	10,356	9,329	7,893
Total nonaccrual loans	61,624	67,836	61,363	68,696	67,575
Other real estate
Alabama	6,873	7,526	8,290	8,962	11,714
Florida	8,771	8,931	9,789	12,550	13,937
Mississippi (2)	17,255	18,191	19,358	15,737	14,260
Tennessee (3)	1,025	1,083	1,486	1,523	2,535
Texas	744	744	744	782	782
Total other real estate	34,668	36,475	39,667	39,554	43,228
Total nonperforming assets	$96,292	$104,311	$101,030	$108,250	$110,803

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$856	$726	$529	$1,419	$2,171

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$37,384	$34,115	$34,693	$34,826	$35,544

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (1)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Beginning Balance	$88,874	$83,566	$81,235	$76,733	$80,332	$76,733	$71,265
Transfers (4)	—	772	782	—	—	1,554	—
Provision for loan losses	2,192	8,673	3,167	3,961	5,739	17,993	15,094
Charge-offs	(16,509)	(7,017)	(3,421)	(2,542)	(12,075)	(29,489)	(21,147)
Recoveries	4,733	2,880	1,803	3,083	2,737	12,499	11,521
Net (charge-offs) recoveries	(11,776)	(4,137)	(1,618)	541	(9,338)	(16,990)	(9,626)
Ending Balance	$79,290	$88,874	$83,566	$81,235	$76,733	$79,290	$76,733

PROVISION FOR LOAN LOSSES (1)
Alabama	$(346)	$593	$434	$618	$559	$1,299	$3,832
Florida	(160)	(431)	(811)	(863)	(1,235)	(2,265)	(2,951)
Mississippi (2)	(3,594)	(1,630)	2,768	2,664	2,779	208	8,733
Tennessee (3)	3,039	8,100	82	(268)	(439)	10,953	19
Texas	3,253	2,041	694	1,810	4,075	7,798	5,461
Total provision for loan losses	$2,192	$8,673	$3,167	$3,961	$5,739	$17,993	$15,094

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$203	$198	$112	$84	$196	$597	$547
Florida	(238)	(586)	(122)	(960)	(946)	(1,906)	(2,870)
Mississippi (2)	(1,873)	4,677	1,705	267	5,574	4,776	7,355
Tennessee (3)	7,875	(96)	70	109	79	7,958	393
Texas	5,809	(56)	(147)	(41)	4,435	5,565	4,201
Total net charge-offs (recoveries)	$11,776	$4,137	$1,618	$(541)	$9,338	$16,990	$9,626

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4) - The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2018
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Return on equity	9.12%	9.00%	10.09%	9.50%	3.96%	9.43%	6.77%
Return on average tangible equity	12.41%	12.26%	13.77%	13.05%	5.60%	12.86%	9.39%
Return on assets	1.09%	1.07%	1.19%	1.10%	0.45%	1.11%	0.77%
Interest margin - Yield - FTE	4.21%	4.16%	4.06%	3.91%	3.90%	4.09%	3.83%
Interest margin - Cost	0.65%	0.58%	0.50%	0.45%	0.41%	0.54%	0.34%
Net interest margin - FTE	3.56%	3.59%	3.57%	3.46%	3.48%	3.54%	3.48%
Efficiency ratio (1)	66.62%	65.19%	64.90%	65.50%	65.21%	65.55%	65.37%
Full-time equivalent employees	2,856	2,889	2,890	2,905	2,893

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.52%	0.18%	0.07%	-0.03%	0.43%	0.19%	0.11%
Provision for loan losses/average loans	0.10%	0.39%	0.15%	0.19%	0.26%	0.20%	0.18%
Nonperforming loans/total loans (incl LHFS)	0.69%	0.76%	0.69%	0.79%	0.77%
Nonperforming assets/total loans (incl LHFS)	1.07%	1.17%	1.14%	1.25%	1.27%
Nonperforming assets/total loans (incl LHFS) +ORE	1.07%	1.16%	1.13%	1.24%	1.26%
ALL/total loans (excl LHFS)	0.90%	1.02%	0.96%	0.95%	0.90%
ALL-commercial/total commercial loans	0.99%	1.13%	1.05%	1.04%	0.95%
ALL-consumer/total consumer and home mortgage loans	0.57%	0.63%	0.63%	0.64%	0.68%
ALL/nonperforming loans	128.67%	131.01%	136.18%	118.25%	113.55%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	350.77%	339.79%	345.87%	314.28%	320.84%

CAPITAL RATIOS
Total equity/total assets	11.98%	11.90%	11.71%	11.66%	11.39%
Tangible equity/tangible assets	9.31%	9.26%	9.07%	9.00%	8.77%
Tangible equity/risk-weighted assets	11.11%	11.31%	11.20%	11.25%	11.13%
Tier 1 leverage ratio (3)	10.26%	10.41%	10.22%	9.96%	9.67%
Common equity tier 1 capital ratio (3)	11.77%	12.20%	12.01%	12.05%	11.77%
Tier 1 risk-based capital ratio (3)	12.33%	12.76%	12.58%	12.62%	12.33%
Total risk-based capital ratio (3)	13.07%	13.61%	13.39%	13.44%	13.10%

STOCK PERFORMANCE
Market value-Close	$28.43	$33.65	$32.63	$31.16	$31.86
Book value	$24.17	$23.66	$23.43	$23.17	$23.20
Tangible book value	$18.24	$17.86	$17.61	$17.34	$17.35

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items .
(2) - Excludes acquired loans.

(3) - The regulatory capital ratios for December 31, 2017 contain a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards

        Codification Topic 740, Income Taxes.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$30,335	$32,371	$36,414	$40,381	$45,285
Obligations of states and political subdivisions	50,676	57,264	65,348	75,013	79,229
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	67,494	65,847	60,245	62,457	65,746
Issued by FNMA and FHLMC	666,684	684,474	727,433	767,676	814,450
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	811,601	840,073	897,652	954,537	1,016,790
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	185,023	184,604	187,583	197,433	217,135
Total securities available for sale	$1,811,813	$1,864,633	$1,974,675	$2,097,497	$2,238,635

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,736	$3,725	$3,714	$3,703	$3,692
Obligations of states and political subdivisions	35,783	42,623	42,458	46,011	46,039
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,090	12,316	12,756	12,974	13,539
Issued by FNMA and FHLMC	115,133	119,040	123,377	128,517	133,975
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	578,827	600,635	627,470	653,325	678,926
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	164,074	165,544	176,070	179,445	180,315
Total securities held to maturity	$909,643	$943,883	$985,845	$1,023,975	$1,056,486

At December 31, 2018, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $15.7 million ($11.8 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 97% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands)
(unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Loans secured by real estate:
Construction, land development and other land loans	$1,056,601	$1,031,491	$1,038,745	$986,188	$987,624
Secured by 1-4 family residential properties	1,825,492	1,801,029	1,742,496	1,698,885	1,675,311
Secured by nonfarm, nonresidential properties	2,220,914	2,294,289	2,321,734	2,257,899	2,193,823
Other real estate secured	543,820	453,687	397,538	425,664	517,956
Commercial and industrial loans	1,538,715	1,565,922	1,572,764	1,561,967	1,570,345
Consumer loans	182,448	182,709	175,261	168,469	171,918
State and other political subdivision loans	973,818	929,178	925,452	936,014	952,483
Other loans	494,060	488,725	504,993	478,899	500,507
LHFI	8,835,868	8,747,030	8,678,983	8,513,985	8,569,967
Allowance for loan losses	(79,290)	(88,874)	(83,566)	(81,235)	(76,733)
Net LHFI	$8,756,578	$8,658,156	$8,595,417	$8,432,750	$8,493,234

ACQUIRED LOANS BY TYPE	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Loans secured by real estate:
Construction, land development and other land loans	$5,878	$6,657	$11,900	$17,575	$23,586
Secured by 1-4 family residential properties	22,556	25,274	36,419	49,289	61,751
Secured by nonfarm, nonresidential properties	47,979	66,865	85,117	100,285	114,694
Other real estate secured	8,253	8,507	9,862	14,581	16,746
Commercial and industrial loans	15,267	16,610	20,485	21,808	31,506
Consumer loans	1,356	1,514	1,700	1,920	2,600
Other loans	5,643	7,188	7,624	10,018	10,634
Acquired loans	106,932	132,615	173,107	215,476	261,517
Allowance for loan losses, acquired loans	(1,231)	(1,714)	(3,046)	(4,294)	(4,079)
Net acquired loans	$105,701	$130,901	$170,061	$211,182	$257,438

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

	December 31, 2018
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,056,601	$360,363	$88,170	$303,166	$19,512	$285,390
Secured by 1-4 family residential properties	1,825,492	112,659	48,538	1,566,004	84,187	14,104
Secured by nonfarm, nonresidential properties	2,220,914	517,407	224,110	891,780	154,576	433,041
Other real estate secured	543,820	107,585	11,652	265,024	11,296	148,263
Commercial and industrial loans	1,538,715	203,322	17,912	784,265	354,131	179,085
Consumer loans	182,448	23,450	5,285	131,902	19,641	2,170
State and other political subdivision loans	973,818	89,244	41,979	601,579	30,201	210,815
Other loans	494,060	70,254	17,085	321,480	42,338	42,903
Loans	$8,835,868	$1,484,284	$454,731	$4,865,200	$715,882	$1,315,771

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$63,092	$15,956	$20,124	$21,699	$1,617	$3,696
Development	62,467	8,711	8,726	32,275	695	12,060
Unimproved land	101,885	19,318	15,810	32,660	12,895	21,202
1-4 family construction	223,427	92,661	11,303	88,929	1,398	29,136
Other construction	605,730	223,717	32,207	127,603	2,907	219,296
Construction, land development and other land loans	$1,056,601	$360,363	$88,170	$303,166	$19,512	$285,390

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Non-owner occupied:
Retail	$367,722	$133,354	$53,685	$99,728	$25,273	$55,682
Office	231,642	75,179	20,623	85,040	7,848	42,952
Nursing homes/senior living	191,042	40,316	—	144,602	6,124	—
Hotel/motel	247,276	65,020	54,287	52,197	33,735	42,037
Mini-storage	100,078	11,779	6,056	35,756	606	45,881
Industrial	97,998	21,836	9,479	15,001	1,466	50,216
Health care	44,155	14,623	1,439	26,059	—	2,034
Convenience stores	30,549	3,163	—	16,600	730	10,056
Other	61,875	7,573	8,423	13,279	6,939	25,661
Total non-owner occupied loans	1,372,337	372,843	153,992	488,262	82,721	274,519

Owner-occupied:
Office	157,762	33,428	26,123	54,448	6,591	37,172
Churches	91,542	19,046	6,611	45,426	15,839	4,620
Industrial warehouses	137,681	11,473	3,819	54,853	13,235	54,301
Health care	107,489	23,758	6,278	61,094	2,762	13,597
Convenience stores	113,378	14,526	12,803	62,101	1,206	22,742
Retail	85,025	24,664	7,619	32,491	3,858	16,393
Restaurants	52,002	4,100	1,512	27,368	17,021	2,001
Auto dealerships	31,895	8,144	319	14,428	9,004	—
Other	71,803	5,425	5,034	51,309	2,339	7,696
Total owner-occupied loans	848,577	144,564	70,118	403,518	71,855	158,522
Loans secured by nonfarm, nonresidential properties	$2,220,914	$517,407	$224,110	$891,780	$154,576	$433,041

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Securities – taxable	2.24%	2.24%	2.25%	2.26%	2.21%	2.25%	2.25%
Securities – nontaxable	3.60%	3.66%	3.66%	3.68%	4.35%	3.65%	4.35%
Securities – total	2.28%	2.27%	2.29%	2.30%	2.27%	2.28%	2.31%
Loans - LHFI & LHFS	4.78%	4.72%	4.60%	4.45%	4.38%	4.64%	4.31%
Acquired loans	9.89%	10.82%	9.96%	8.13%	9.27%	9.52%	8.59%
Loans - total	4.86%	4.82%	4.72%	4.55%	4.53%	4.74%	4.45%
FF sold & rev repo	1.88%	2.50%	1.89%	1.70%	1.61%	1.96%	1.48%
Other earning assets	2.29%	2.20%	2.27%	1.77%	2.34%	2.13%	1.82%
Total earning assets	4.21%	4.16%	4.06%	3.91%	3.90%	4.09%	3.83%

Interest-bearing deposits	0.84%	0.73%	0.60%	0.49%	0.40%	0.67%	0.32%
FF pch & repo	1.78%	1.54%	1.42%	0.97%	0.93%	1.45%	0.81%
Other borrowings	2.33%	2.34%	2.20%	1.69%	1.35%	1.97%	1.18%
Total interest-bearing liabilities	0.90%	0.80%	0.69%	0.61%	0.56%	0.75%	0.47%

Net interest margin	3.56%	3.59%	3.57%	3.46%	3.48%	3.54%	3.48%
Net interest margin excluding acquired loans	3.50%	3.50%	3.46%	3.37%	3.35%	3.46%	3.36%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the fourth quarter of 2018, the yield on acquired loans totaled 9.89% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 3.52% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin remained flat at 3.50% for the fourth quarter of 2018 when compared to the third quarter of 2018, as growth in the yield on the loans held for investment and held for sale portfolio, runoff of maturing investment securities, and favorable funding mix were offset by higher costs of interest-bearing deposits.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Mortgage servicing income, net	$5,730	$5,428	$5,502	$5,588	$5,471	$22,248	$21,663
Change in fair value-MSR from runoff	(2,752)	(3,181)	(3,334)	(2,507)	(2,605)	(11,774)	(10,780)
Gain on sales of loans, net	5,206	6,411	5,414	4,585	5,300	21,616	18,934
Other, net	(1,393)	(83)	1,365	295	(1,120)	184	(169)
Mortgage banking income before hedge ineffectiveness	6,791	8,575	8,947	7,961	7,046	32,274	29,648
Change in fair value-MSR from market changes	(6,537)	2,615	1,743	9,521	1,168	7,342	(1,050)
Change in fair value of derivatives	5,462	(2,543)	(1,644)	(6,217)	(1,930)	(4,942)	1,304
Net positive (negative) hedge ineffectiveness	(1,075)	72	99	3,304	(762)	2,400	254
Mortgage banking, net	$5,716	$8,647	$9,046	$11,265	$6,284	$34,674	$29,902

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands)
(unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Partnership amortization for tax credit purposes	$(2,101)	$(2,202)	$(2,202)	$(2,202)	$(2,478)	$(8,707)	$(9,560)
Increase in life insurance cash surrender value	1,808	1,805	1,770	1,738	1,816	7,121	7,125
Other miscellaneous income	2,197	1,755	2,847	1,523	3,343	8,322	16,384
Total other, net	$1,904	$1,358	$2,415	$1,059	$2,681	$6,736	$13,949

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Trustmark received $24 thousand, $13 thousand and $1.2 million of nontaxable proceeds related to bank-owned life insurance during the fourth quarter of 2018, the third quarter of 2018 and the second quarter of 2018, respectively.  Trustmark received no nontaxable proceeds related to bank-owned life insurance during the first quarter of 2018 compared to $1.7 million during the fourth quarter of 2017.  These proceeds were recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Loan expense	$2,425	$2,824	$3,046	$2,791	$2,276	$11,086	$10,908
Amortization of intangibles	1,279	1,286	1,286	1,397	1,522	5,248	6,169
Defined benefit plans non-service cost reclass from salaries and employee benefits	885	885	885	885	968	3,540	5,722
Other miscellaneous expense	7,664	6,700	7,089	6,709	7,799	28,162	34,666
Total other expense	$12,253	$11,695	$12,306	$11,782	$12,565	$48,036	$57,465

Trustmark adopted ASU 2017-07, “Compensation-Retirement Benefits (Topic 715)-Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” effective January 1, 2018 and was required to reclassify the defined benefit plans non-service cost from salaries and employee benefits to other expense on the consolidated statements of income for each period presented.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands)
(unaudited)

Note 6 – Income Taxes

The income tax provision consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Current	$51	$2,782	$5,516	$2,180	$3,850	$10,529	$22,646
Deferred	6,128	1,612	700	3,300	4,300	11,740	9,100
Elimination of deferred tax valuation allowance	—	—	—	—	(8,650)	—	(8,650)
Income tax provision before re-measurement	6,179	4,394	6,216	5,480	(500)	22,269	23,096
Re-measurement of net deferred tax assets	—	—	—	—	25,619	—	25,619
Income tax provision	$6,179	$4,394	$6,216	$5,480	$25,119	$22,269	$48,715

During 2013, a deferred tax valuation allowance was created as a result of Trustmark’s merger with BancTrust Financial Group, Inc. and was established to reduce deferred tax assets to the amount that was more likely than not to be realized in future years.  Trustmark has continually evaluated this allowance since inception and, based on the weight of the available evidence, has determined that the deferred tax assets will not be subject to the limitations on the deductibility of built-in losses (Internal Revenue Service Code, Section 382) in future years.  Therefore, during the fourth quarter of 2017, the valuation allowance was eliminated creating a decrease in deferred income tax expense of $8.7 million.

Following the recent enactment of the Tax Reform Act which resulted in the reduction of the corporate federal income tax rate, Trustmark re-measured its net deferred tax assets and recorded an increase in deferred income tax expense of $25.6 million during the fourth quarter of 2017.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,595,132	$1,597,588	$1,581,906	$1,572,514	$1,579,633	$1,586,877	$1,560,884
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(375,947)
Identifiable intangible assets		(11,811)	(13,083)	(14,380)	(15,782)	(17,196)	(13,751)	(18,885)
Total average tangible equity		$1,203,694	$1,204,878	$1,187,899	$1,177,105	$1,182,810	$1,193,499	$1,166,052

PERIOD END BALANCES
Total shareholders' equity		$1,591,453	$1,599,604	$1,584,072	$1,570,137	$1,571,701
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(11,112)	(12,391)	(13,677)	(14,963)	(16,360)
Total tangible equity	(a)	$1,200,714	$1,207,586	$1,190,768	$1,175,547	$1,175,714

TANGIBLE ASSETS
Total assets		$13,286,460	$13,439,812	$13,525,265	$13,463,439	$13,797,953
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(11,112)	(12,391)	(13,677)	(14,963)	(16,360)
Total tangible assets	(b)	$12,895,721	$13,047,794	$13,131,961	$13,068,849	$13,401,966
Risk-weighted assets	(c)	$10,803,313	$10,681,621	$10,633,646	$10,449,352	$10,566,818

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$36,688	$36,253	$39,813	$36,830	$15,768	$149,584	$105,630
Plus: Intangible amortization net of tax		959	965	965	1,049	940	3,938	3,810
Net income adjusted for intangible amortization		$37,647	$37,218	$40,778	$37,879	$16,708	$153,522	$109,440
Period end common shares outstanding	(d)	65,834,395	67,621,369	67,621,111	67,775,068	67,746,094

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		12.41%	12.26%	13.77%	13.05%	5.60%	12.86%	9.39%
Tangible equity/tangible assets	(a)/(b)	9.31%	9.26%	9.07%	9.00%	8.77%
Tangible equity/risk-weighted assets	(a)/(c)	11.11%	11.31%	11.20%	11.25%	11.13%
Tangible book value	(a)/(d)*1,000	$18.24	$17.86	$17.61	$17.34	$17.35

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,591,453	$1,599,604	$1,584,072	$1,570,137	$1,571,701
AOCI-related adjustments (3)		55,679	79,946	73,739	67,886	48,248
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(365,779)	(365,823)	(366,036)	(366,248)	(366,461)
Other adjustments and deductions for CET1 (2)		(9,815)	(10,868)	(14,204)	(12,233)	(10,248)
CET1 capital	(e)	1,271,538	1,302,859	1,277,571	1,259,542	1,243,240
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		—	—	—	(714)	(2)
Additional tier 1 capital		60,000	60,000	60,000	59,286	59,998
Tier 1 capital		$1,331,538	$1,362,859	$1,337,571	$1,318,828	$1,303,238

Common equity tier 1 capital ratio	(e)/(c)	11.77%	12.20%	12.01%	12.05%	11.77%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.
(3)

The December 31, 2017 amount contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2018
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature. This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Year Ended
	12/31/2018		12/31/2017		12/31/2018		12/31/2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$36,688	0.547	$15,768	$0.232	$149,584	$2.211	$105,630	$1.556

Significant non-routine transactions (net of taxes):

Re-measurement of net deferred taxes	—	—	25,619	0.377	—	—	25,619	0.377
Elimination of deferred tax valuation allowance	—	—	(8,650)	(0.127)	—	—	(8,650)	(0.127)
Defined benefit plan termination	—	—	—	—	—	—	10,895	0.160
Reliance merger transaction expenses	—	—	—	—	—	—	1,999	0.029
Gain on life insurance proceeds	—	—	—	—	—	—	(4,894)	(0.072)
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$36,688	$0.547	$32,737	$0.482	$149,584	$2.211	$130,599	$1.923

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)
Return on equity	9.12%	n/a	3.96%	8.22%	9.43%	n/a	6.77%	8.37%
Return on average tangible equity	12.41%	n/a	5.60%	11.30%	12.86%	n/a	9.39%	11.53%
Return on assets	1.09%	n/a	0.45%	0.94%	1.11%	n/a	0.77%	0.95%

n/a - not applicable